SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Soliciting Material Pursuant to §240.14a-12

ClearSign Combustion Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ClearSign Combustion Corporation

12870 Interurban Avenue South

Seattle, WA 98168

Amendment No. 1 to

Proxy Statement, dated March 30, 2015, for the

Annual Meeting of Stockholders

to be held May 7, 2015

This amendment amends and replaces the paragraph immediately following the section of the Proxy Statement titled “Compliance with Section 16 of the Exchange Act” which appears on page 10. The revised text is as follows:

On February 13, 2014, each of the following six officers received an option to purchase shares of our common stock from the ClearSign Combustion Corporation 2011 Equity Incentive Plan, but failed to report the grant on a Form 4: James N. Harmon, Andrew U. Lee, Roberto Ruiz, Geoffrey Osler, Joseph Colannino and Richard Rutkowski, our former Chief Executive Officer.

This amendment is being mailed to our stockholders on or about March 31, 2015.